ASSOCIATION OF REALTORS® PORTLAND/VANCOUVER

PURCHASE AND SALE AGREEMENT AND RECEIPT FOR EARNEST MONEY
(Washington-Commercial Form)

Dated: December 15, 2009

BETWEEN:	PBS ASSOCIATES, LLC	("Seller")

AND:	RETAIL OPPORTUNITY INVESTMENTS CORP.,

a Delaware corporation	("Buyer")

Buyer agrees to buy and Seller agrees to sell, on the following terms and conditions, the real property and all improvements thereon (including an approximately 124,231 square foot shopping center (the "Property") commonly known as the Aurora Shopping Center, located at SR-99 (Aurora Avenue North) and North 130th Street in Seattle, Washington consisting of approximately ten (10) acres.  The legal description of the Property for this transaction shall be the legal description contained in the Preliminary Commitment (defined below), subject to Buyer’s and Seller’s reasonable approval.  The Property also includes all personal property related to the use or operation of the Property (the “Personal Property”).

1. Purchase Price.  The total purchase price is TWENTY-THREE MILLION AND NO/100 DOLLARS ($23,000,000.00) payable as follows:  At closing, Buyer will assume Seller’s obligations on an existing loan with an interest rate of six percent (6.00%) per annum secured by the Property with a total current balance of approximately TWO MILLION FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,450,000.00).  The total balance of such loan assumed by Buyer at closing shall be applied to the Purchase Price, and Buyer will pay the remainder of the Purchase Price in cash at closing.

2. Earnest Money Receipt.  Within three (3) days after mutual execution of this Agreement (the “Execution Date”), Buyer shall deposit with the Title Company (defined below) the sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) as earnest money (the "Earnest Money") in the form of ☒cash or ☐ check or ☐ promissory note not to exceed 5% of the purchase price.  Upon removal of the conditions referred to in Section 3 and Buyer’s receipt of Seller’s Closing Notice referred to in Section 8, the Earnest Money

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shall be increased to FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) and shall be non-refundable except as otherwise provided in this Agreement. If the Earnest Money is in the form of a promissory note, it is due and payable: ☐ no later than 5 PM Pacific Time one day after execution of this Agreement by Buyer and Seller or ☐ upon satisfaction or waiver by Buyer of the conditions to Buyer's obligation to purchase the Property set forth in this Agreement or ☐ other: ____________________________________________________________.  If the Earnest Money promissory note is not redeemed and paid in full when due, then (i) the Earnest Money promissory note shall be delivered and endorsed to Seller (if not already in Seller’s possession), (ii) Seller may collect the Earnest Money from Buyer, either pursuant to an action on the promissory note or an action on this Agreement, and (iii) this Agreement shall be of no further force or effect.  The Earnest Money shall be deposited with First American Title Insurance Company of Oregon, (the "Title Company") at the following branch:  200 SW Market Street, Suite 250, Portland, Oregon 97201, Attn: Rachael Bushnell.  The Earnest Money shall be applied to the payment of the purchase price for the Property at closing.  The Earnest Money shall be deposited in an interest bearing account.  Any interest earned on the Earnest Money shall be considered to be part of the Earnest Money.  The Earnest Money shall be returned to Buyer in the event any condition to Buyer's obligation to purchase the Property shall fail to be timely satisfied or waived by Buyer or in the event this transaction fails to close as a result of a casualty, condemnation or default by Seller hereunder.

3. Conditions to Purchase.  Buyer's obligation to purchase the Property is conditioned on the following:  (a) Buyer’s satisfaction with the Property and Buyer’s financing, including without limitation the terms and conditions of Seller’s loan to be assumed by Buyer, (b) the approval of Seller’s lender to Buyer’s assumption of the Seller’s loan in accordance with the terms of such loan, and (c)  Buyer's review and approval of Seller’s Documents (as defined in Section 5 below) and approval of the results of its property inspection described in Section 4 below. If Buyer has not given written waiver of these conditions, or stated in writing that these conditions have been satisfied, by written notice given to Seller (“Notice of Intent to Close”) within twenty-one (21) days after the Execution Date (the “Due Diligence Period”), the Agreement shall automatically terminate, and the Earnest Money shall be promptly returned to Buyer.  If Buyer shall require additional time to satisfy the above conditions or to

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complete its due diligence related to the environmental condition of the Property or to complete Buyer’s ALTA survey of the Property, then, upon written notice to Seller, given upon or prior to the then end of the Due Diligence Period, Buyer shall have the right to extend the Due Diligence Period until the close of business on January 31, 2010.  If a Notice of Intent to Close is given by Buyer prior to expiration of the Due Diligence Period, then the conditions set forth in clauses (a)-(c) above shall be deemed satisfied.  Seller shall reasonably cooperate and assist with obtaining the consent of its lender to such loan assumption by Buyer.  It shall be a condition to Buyer’s obligation to close this transaction that Seller’s lender is ready, willing and able to allow Buyer to assume Seller’s loan referenced in Section 1 above on the Closing Date.  It shall be a condition to Buyer’s obligation to close this transaction that Seller shall have delivered to Buyer prior to the closing an estoppel certificate from all tenants of the Property occupying 5,000 or more s.f. of the Property certifying that such tenants’ leases is in full force and effect and there is no breach or default thereunder, and other information as Buyer shall reasonably require.  Seller will use reasonable efforts to provide estoppel certificates from eighty percent (80%) of tenants of the Property occupying less then 5,000 s.f. and, if Seller is unable to provide such estoppel certificates, Seller will provide a landlord’s form of estoppel certificate for such tenants certifying that such tenants’ leases are in full force and effect and there is no breach or default thereunder, and other information as Buyer shall reasonably require.  At all times before the Closing Date, Seller shall cooperate with Buyer in connection with obtaining governmental approvals, entitlements, consents, and permits in connection with Buyer's purchase and operation of the Property, without cost or expense to Seller.  This includes, without limitation, joining in proceedings for and/or the execution of petitions, applications, zone changes, easements, permits, approvals, conditional uses, licenses, dedications, and other land use-related matters as reasonably approved by Seller and provided that the same are not effective unless the purchase and sale closes as contemplated herein, and further provided that the obtaining of the same shall not be a condition precedent to Buyer’s obligation to close.

4. Property Inspection.  From the Execution Date through closing, Seller shall permit Buyer and its agents, at Buyer's sole expense and risk, to enter the Property, at reasonable times after reasonable prior notice to Seller and after prior notice to the tenants of the Property as required by the tenants' leases, to conduct inspections, tests, surveys and other investigations including (i) environmental review including independent third party review of any

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environmental and geotechnical reports provided by Seller; (ii) preparation of design, planning or density studies; (iii) third party engineering reviews, including review of building structure and mechanical systems; (iv) preparation of an independent market survey and geotechnical report; (v) review of historic preservation issues; (vi) review of City of Seattle files and documents, as well as applications and correspondence (if any) of Seller with the City; and (vii) other matters pertaining to title, physical condition or any other aspect of the Property.  Buyer shall also have the right to discuss the Property and this Agreement with third parties, including lenders, contractors and governmental officials and representatives.  Buyer shall indemnify, hold harmless, and defend Seller from all liens, costs, and expenses, including reasonable attorneys' fees and experts' fees, arising from or relating to Buyer's entry on and inspection of the Property.  This agreement to indemnify, hold harmless, and defend Seller shall survive closing or any termination of this Agreement.  The Buyer and Seller understand that the information provided is confidential in nature, and the Buyer and the Seller covenant not to disclose any information the use of which in any manner may be detrimental to any party, except as reasonably necessary in connection with the transactions contemplated by this Agreement, or as required by applicable law.  Seller hereby agrees from and after the Execution Date until the Closing Date (as hereinafter defined), or the termination of this Agreement, that (i) Seller will take no action that will adversely affect title to the Property; and (ii) Seller will not enter into any written or oral contracts, leases, or agreements or amendments or modification thereto, with respect to the operation, use or occupancy of the Property that would be binding upon Buyer following the closing without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

Buyer may obtain an ALTA survey of the Property during the Due Diligence Period and Seller shall promptly cooperate with Buyer with regard to obtaining such survey.

Buyer, at its expense, shall be entitled to engage an environmental consultant of its choice and obtain a Phase I environmental site assessment of the Property during the Due Diligence Period, and, if recommended by such consultant, Buyer shall be entitled to obtain a Phase II environmental site assessment and perform any testing recommended in the assessment.  Seller agrees to provide Buyer and its consultant with copies of any environmental reports, assessments or other information in Seller’s possession or of which Seller has knowledge, concerning the Property, or any portion thereof, and to cooperate in the completion of Buyer’s environmental site assessment.

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Buyer, at its expense, shall be entitled to engage a consultant of its choice to review and inspect the Property and all of the buildings on the Property, including, but not limited to, the structural and roof components of the buildings and compliance with building codes and the Americans With Disabilities Act.  If in the possession of Seller, Seller agrees to provide Buyer with as-built plans and specifications for the Property and to facilitate access to the Property by Buyer’s consultants and representatives.

5. Seller’s Documents.  Within five (5) days after the Execution Date, Seller shall deliver to Buyer, at Buyer's address shown below, legible and complete copies of the following documents and other items relating to the ownership, operation, and maintenance of the Property, to the extent now in existence and to the extent such items are within Seller's possession or control (“Seller’s Documents”):

(a) Real and personal property tax bills for the most recent tax year.

(b) All environmental reports, studies and assessments concerning the Property.

(c) All soils, geotechnical, drainage, seismological, and engineering reports, studies and assessments concerning the Property.

(d) Any CC&R’s or other agreements relating to all of any portion of the Property.

(e) All tenant leases and any amendments thereto (the “Leases”) along with copies of any tenant financial statements, and a current rent roll for the Property.

(f) Operating statements, copies of sales reports and CAM details for the Property for the years 2006, 2007, 2008 and 2009 to date.

(g) All certificates of occupancy for the Property.

(h) All construction and equipment warranties.

(i) All documents related to Seller’s loan on the Property.

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In the event Seller does not deliver the foregoing documents within the five (5) day period, the Due Diligence Period shall be extended one day for each day that Buyer has not received all of the foregoing documents.

6. Title Insurance.  Within five (5) days after the Execution Date, Seller shall deliver to Buyer a preliminary title report from the Title Company (the "Preliminary Commitment"), together with complete and legible copies of all documents shown therein as exceptions to title, showing the status of Seller's title to the Property.  Buyer shall have ten (10) days after receipt of a copy of the Preliminary Commitment within which to give notice in writing to Seller of any objection to such title or to any liens or encumbrances affecting the Property.  Within five (5) days after the date of such notice from Buyer, Seller shall give Buyer written notice of whether it is willing and able to remove the objected-to exceptions.  Within five (5) days after the date of such notice from Seller, Buyer shall elect whether to purchase the Property subject to the objected-to exceptions which Seller is not willing or able to remove or terminate this Agreement.  On or before the Closing Date (defined below), Seller shall remove all exceptions to which Buyer objects and which Seller agrees Seller is willing and able to remove.  Excepting the loan to be assumed by Buyer described in Section 1 above, Seller agrees to remove all exceptions to title that consist of monetary liens against the Property, including, but not limited to, mortgages, trust deeds, delinquent taxes and assessments, federal and state tax liens, judgments, equitable liens and other exceptions of a similar nature unless Buyer has agreed to assume such exceptions.  All remaining exceptions set forth in the Preliminary Commitment and agreed to by Buyer shall be "Permitted Exceptions."  The title insurance policy to be delivered by Seller to Buyer at closing shall contain no exceptions other than the Permitted Exceptions and the usual preprinted exceptions in an ALTA owner's standard form title insurance policy, unless Buyer purchases extended coverage, in which event, such preprinted exceptions shall be deleted from the title insurance policy.

7. Default, Remedies. If the conditions, if any, to Buyer's obligation to close this transaction are timely satisfied or waived by Buyer and Buyer nevertheless fails, through no fault of Seller, to close the purchase of the Property, Seller's sole remedy shall be to retain the Earnest Money paid by Buyer.  In the event Seller defaults in its obligation to close under this Agreement, Buyer, as its sole remedies, shall be entitled either to (i) the return of the Earnest Money, or (ii) the remedy of specific performance.

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8. Closing of Sale.  Within sixty (60) days after the receipt by Seller of Buyer’s Notice of Intent to Close, Seller shall give written notice to Buyer of Seller’s intent to close this transaction (the “Seller’s Closing Notice”) and designating a date not more than fourteen (14) days after the date of Seller’s Closing Notice (or as soon as possible thereafter to allow Buyer’s assumption of Seller’s loan) that the sale shall be closed in escrow at the Title Company (the “Closing Date”), provided Seller shall have performed all of Seller’s obligations set forth in this Agreement up through Closing Date.  If Seller does not give Seller’s Closing Notice within the above sixty-day period, this transaction shall automatically terminate, all Earnest Money shall be immediately refunded to Buyer, and Seller shall reimburse Buyer on demand for all of Buyer’s out-of-pocket due diligence costs paid to third parties in an amount not to exceed TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00).  Copies of the paid invoices evidencing such out-of-pocket costs shall also be delivered to Seller.  The sale shall be "closed" when the document conveying title and the documents evidencing the loan assumption are recorded and funds are disbursed to Seller.  At closing, Buyer and Seller shall deposit with the Title Company all documents and funds required to close the transaction in accordance with the terms of this Agreement.  At closing, Seller shall deliver a certification in a form reasonably approved by Buyer that Seller is not a "foreign person" as such term is defined in the Internal Revenue Code and the Treasury Regulations promulgated under the Internal Revenue Code.  If Seller is a foreign person and this transaction is not otherwise exempt from FIRPTA regulations, the Title Company shall be instructed by the parties to withhold and pay the amount required by law to the Internal Revenue Service.  At closing, Seller shall convey fee simple title to the Property to Buyer by statutory special warranty deed subject only to the Permitted Exceptions (the "Deed").  At closing, Buyer and Seller shall each also execute and deliver an Assignment and Assumption of Leases, and an Assignment and Assumption of Contracts related to the Property for those contracts that Buyer chooses to assume, provided the same are assumable.  Seller shall also deliver to Buyer a Bill of Sale conveying to Seller all Personal Property and warranties, if any, related to the use and operation of the Property free and clear of all liens, claims, and encumbrances.  The form of each of these Assignment and Assumption agreements and the Bill of Sale reasonably drafted and consistent with this Agreement shall be agreed upon in good faith by Buyer and Seller during the Due Diligence Period.  At closing, Seller shall pay for and deliver to Buyer a standard form owner's policy of title insurance in the amount of the purchase price insuring fee simple title to the Property in Buyer subject only to the Permitted Exceptions and the standard preprinted exceptions in a standard

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form policy.  Buyer may obtain an extended ALTA owner’s policy, with such endorsements as Buyer may require at Buyer’s cost, and Seller shall execute an owners title affidavit in commercially reasonable form to facilitate the issuance thereof.  In such event, the preprinted standard exceptions shall be removed from such title policy.

9. Closing Costs, Prorates.   Seller shall pay the premium and any sales tax on the premium for the title insurance policy that Seller is required to deliver pursuant to the above paragraph.  Seller and Buyer shall each pay one-half of the escrow fees and applicable sales tax charged by the Title Company.  Seller shall pay any loan assumption fees of Seller’s lender, and Seller shall pay any other fees and charges assessed by its lender in connection with the loan assumption.  Seller shall deliver to escrow prior to closing a Real Estate Excise Tax Affidavit and shall pay any applicable real estate excise tax and transfer taxes.  Real property taxes for the tax year in which the transaction is closed, assessments (if a Permitted Exception), personal property taxes, rents on existing tenancies paid for the month of closing, interest on assumed obligations, and utilities shall be prorated as of the Closing Date.  Prepaid rents, security deposits, and other unearned refundable deposits regarding the tenancies shall be assigned and delivered to Buyer at closing, or, at Seller’s option, a credit for the same shall be given to Buyer against the purchase price at closing.  The Property ☐ does ☒ does not qualify for a special tax assessment or deferral program as follows:  ________________________________________
_________________________________________________________________________________________
_________________________________________________________________________________________. ☐
Seller ☐ Buyer ☒ N/A shall be responsible for payment of all taxes, interest, and penalties, if any, upon removal of the Property from such special assessment or program.  ☐ Prior to closing, Buyer shall sign the Notice of Continuation on the Real Estate Excise Tax Affidavit or otherwise file for continuation of the specified assessment or program to avoid removal of the Property upon closing of the sale.

10. Possession.  Buyer shall be entitled to exclusive possession (subject to the Leases and Permitted Exceptions of the Property ☒ on the Closing Date or ☐ ___________________________________________ ___________________________.

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11. Representations and Warranties.  Seller represents and warrants that, to the best of Seller's knowledge,

(a) Seller has the authority to enter into this Agreement and, subject to the provisions of this Agreement, to consummate or cause to be consummated the transactions contemplated herein to be made by Seller.  The person signing this Agreement on behalf of Seller is authorized to do so.

(b) Seller is, or on the Closing Date shall be, the sole owner of the entire right, title and interest in and to the Property, subject to the Leases and the Permitted Exceptions.

(c)  To Seller’s actual knowledge, (without independent investigation or duty to investigate), there are no hazardous materials on the Property or current violations of Environmental Laws with respect to the Property.

(d) Except for the Leases, there are no agreements or contracts, whether written or oral, express or implied, for lease or purchase of all or a portion of the Property  to which Seller is a party.

(e) Except as disclosed in Seller’s Documents, Seller has received no written notice of any violation (nor, to Seller’s actual knowledge, without independent investigation or duty to investigate, is the Property in violation) of any applicable law, ordinance, order or regulation of any governmental or quasi-governmental agency having jurisdiction over the Property or any portion thereof.

(f) No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending against Seller.

(g) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, or applicable Washington law.

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(h) Except for the Leases, there are no options to purchase or options to lease, or contracts for sale or management, maintenance, service or similar agreement (whether oral or written) affecting or relating to the Property, or any portion thereof, to which Seller is a party, that will survive closing.

(i) There is no litigation, claim or proceeding pending against Seller or the Property.

(j) There are no current or pending condemnation proceedings against all or any portion of the Property.  Seller has no actual knowledge (without independent investigation or duty to investigate) of any plan or study by any governmental authority which in any way would materially adversely affect the use of the Property, or any portion thereof for its intended uses or any intended public improvements which will result in any charge being levied against, or any lien assessed upon, the Property.  Seller has no actual knowledge (without independent investigation or duty to investigate) of any existing, proposed or contemplated plan to widen, modify or realign any street or highway contiguous to the Property.

Risk of loss or damage to the Property shall be Seller's until closing and Buyer's at and after closing.  Except for Seller's representations set forth in this Section 11 or elsewhere in this Agreement, Buyer shall acquire the Property "AS IS" with all faults and Buyer shall rely on the results of its own inspection and investigation in Buyer's acquisition of the Property. It shall be a condition of Buyer’s obligation to close, and of Seller’s right to retain the Earnest Money as of closing, that all of the Seller’s representations and warranties stated in this Agreement are materially true and correct on the Closing Date.  All representations, warranties, and indemnity and hold harmless obligations stated in this Agreement shall survive closing for a period of one year only following closing.

12. Personal Property.  This sale includes the following personal property:   ☐ None or ☒ the personal property located on and used in connection with the Property and owned by Seller which Seller shall itemize in a schedule.  Seller shall deliver to Buyer such schedule within five (5) days after the Execution Date.  The parties agree that the personal property conveyed herein shall not be allocated to any of the purchase price.

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13. Agency Disclosure.  At the signing of this Agreement, the Seller’s brokers are Paul Sleeth and Billy Sleeth of Colliers International.  Buyer is not represented by a broker in this transaction.  Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction.  Seller shall be solely responsible for paying its brokers in connection with this transaction pursuant to the terms of a separate agreement.  Each party will indemnify, defend, and hold the other party harmless of and from any claim for a fee or compensation by any other broker claiming by or through the indemnifying party.

14. Notices. Unless otherwise specified, any notice required or permitted in, or related to, this Agreement must be in writing and signed by the party to be bound. Any  notice or payment will be deemed given when personally delivered or delivered by facsimile transmission (with electronic confirmation of delivery), or will be deemed given on the day following delivery of the notice by reputable overnight courier or through mailing in the U.S. mails, postage prepaid, by the applicable party to the address of the other party shown in this Agreement, unless that day is a Saturday, Sunday, or legal holiday, in which event it will be deemed delivered on the next following business day.  If the deadline under this Agreement for delivery of a notice or payment is a Saturday, Sunday, or legal holiday, such last day will be deemed extended to the next following business day.

15. Assignment.  Buyer ☐ may assign ☐ may not assign ☒ may assign, if the assignee is an entity owned or controlled by Buyer (may not assign, if no box is checked) this Agreement or Buyer's rights under this Agreement without Seller's prior written consent.

16. Attorneys’ Fees.  In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Agreement or with respect to any dispute relating to this Agreement, the prevailing party shall be entitled to recover from the losing party its reasonable attorneys', paralegals', accountants', and other experts' fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.  In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

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17. Miscellaneous.  Time is of the essence of this Agreement.  The facsimile transmission of any signed document including this Agreement shall be the same as delivery of an original.  At the request of either party, the party delivering a document by facsimile will confirm facsimile transmission by signing and delivering a duplicate original document.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.  This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between them with respect thereto.  Without limiting the provisions of Section 15 of this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.  The person signing this Agreement on behalf of Buyer and the person signing this Agreement on behalf of Seller each represents, covenants and warrants that such person has full right and authority to enter into this Agreement and to bind the party for whom such person signs this Agreement to the terms and provisions of this Agreement.  This Agreement shall not be recorded unless the parties otherwise agree.

18. Addendums, Exhibits.  The following named addendums and exhibits are attached to this Agreement and incorporated within this Agreement:  NONE.

19. Time for Acceptance.  Seller has until 5:00 p.m. Pacific Time on December 31, 2009, to accept this offer.  Acceptance is not effective until a copy of this Agreement which has been signed and dated by Seller is actually received by Buyer.  If this offer is not so accepted, it shall expire and the Earnest Money shall be promptly refunded to Buyer.

20. Calculation of Time Periods.  Whenever a time period is set forth in days in this Agreement, the first day from which the designated period of time begins to run shall not be included.  The last day of the period so computed shall be included, unless it is a Saturday or legal holiday, including Sunday, in which event, the period runs until the end of the next day which is not a Saturday or legal holiday.

21. Execution Date.  The Execution Date is the later of the two dates shown beneath the parties' signatures below.

© 1997 Commercial Association of REALTORS® Portland/Vancouver (Rev. 9/97)
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22. Governing Law.  This Agreement is made and executed under, and in all respects shall be governed and construed by the laws of the State of Washington.

23. Leases.  Seller shall provide Buyer with copies of all Leases, tenant correspondence and such other records and documents as Buyer reasonably deems necessary for its due diligence review of the Property.  Seller will also provide Buyer with copies of all management agreements and such other agreements and contracts pertinent to the operation of the Property.  Subsequent to the Execution Date, all leases, agreements and/or contracts entered into with respect to the Property, which would be binding upon Buyer following closing, will require Buyer’s prior written consent and approval, which consent and approval shall not be unreasonably withheld.

CONSULT YOUR ATTORNEY.  THIS DOCUMENT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR REVIEW AND APPROVAL PRIOR TO SIGNING.  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE COMMERCIAL ASSOCIATION OF REALTORS® PORTLAND/VANCOUVER OR BY THE REAL ESTATE LICENSEES INVOLVED WITH THIS DOCUMENT AS TO THE LEGAL SUFFICIENCY OR TAX CONSEQUENCES OF THIS DOCUMENT.

Buyer:	Seller:
RETAIL OPPORTUNITY INVESTMENTS CORP.	PBS ASSOCIATES, LLC

By: /s/ Stuart A. Tanz	By: /s/ Ezra Genauer
Name: Stuart A. Tanz	Name: Ezra Genauer
Title: CEO	Title: Manager
Execution Date: 12-30-09	Execution Date: 12/30/09
Office Telephone: 1-914-272-8080	Office Telephone: 206-658-3104
Address: 3 Manhattanville Road, 2nd Floor	Address: 650 S. Orcas Street
Purchase, New York 10577	Suite 210
Seattle, WA 98108
Fax No.: 1-914-272-8088	Fax No.: 206-254-2566

[Notary Blocks on Following Page]

State of                           New York  )
    )  ss
County of                 Westchester  )

Before me, a Notary Public in and for said County and State, personally appeared the above-named Stuart Tanz in his or her capacity as CEO of Retail Opportunity Investments Corp., who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said entity.
In testimony whereof, I have hereunto set my hand and official seal at Purchase, New York, this 30 day of December, 2009.

/s/ Wayne E. Heller
 Notary Public of NY

State of       Washington  )
     )  ss
County of                King  )

Before me, a Notary Public in and for said County and State, personally appeared the above-named     Ezra Genauer        , in his or her capacity as     Manager     of PBS Associates, LLC, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said entity.

In testimony whereof, I have hereunto set my hand and official seal at Seattle ,WA, this _________ day of _________, 2009.

/s/ An E Hoffman
Notary Public of Seattle, WA

© 1997 Commercial Association of REALTORS® Portland/Vancouver (Rev. 9/97)
PURCHASE AND SALE AGREEMENT AND RECEIPT OF EARNEST MONEY (WASHINGTON)